    Exhibit 99.1 to Form S-8

Schedule of Independent Contractors, Consideration Paid and Number of Shares Issued

Name	Total Compensation	Total Shares
Alvarez, Kimberly	$7,752.72	194,792
Alvarez, Nathan	$16,393.09	411,887
Alvarez, Ryan	$37,211.75	934,969
Alvarez, Stephanie	$11,086.95	278,567
Arana, Jose A	$24,979.88	627,635
Bursztyn, Leon	$12,317.95	309,496
Chen, Jack	$4,987.50	125,314
Chen, Robert	$22,367.34	561,993
Crooks, Karl	$12,450.00	312,814
Di Gianvito Butler, Domenico	$25,000.00	628,141
Fields, Mark	$25,000.00	628,141
Gonzalez, Manuel	$7,051.15	177,165
Gonzalez, Marisol	$7,051.15	177,165
Gutierrez, Jaysen	$31,518.09	791,912
Gutierrez, Richard	$29,909.35	751,491
Haxby, Sandra	$18,000.00	452,261
Jones, Leslie	$7,876.80	197,910
Matula, Tim	$18,205.50	457,425
McCarty, Steven	$12,450.00	312,814
Mulligan, Susan	$13,500.00	339,196
Raza, Hamad	$18,000.00	452,261
Schottland, Jeffrey	$12,450.00	312,814
Schwarz, Oliver	$25,000.00	628,141
Shaw, Jerilyn	$22,500.00	565,327
Stjepovic, Snezana	$33,197.69	834,113
Watts, James	$20,000.00	502,513
Weissman, Samantha	$645.00	16,206
Yang, James (Shih-Hsiung)	$9,999.99	251,256

Totals	$486,901.90	12,233,719